Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Kymera Therapeutics, Inc. 2020 Stock Option and Incentive Plan and Amended and Restated Kymera Therapeutics, Inc. 2020 Employee Stock Purchase Plan of our report dated March 11, 2021 with respect to the consolidated financial statements of Kymera Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 11, 2021